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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  October 21, 1997




                            HORIZON PHARMACIES, INC.
             (Exact name of registrant as specified in its charter)




              TEXAS                       333-25257              75-2441557
 (State or other jurisdiction of         (Commission          (I.R.S. Employer
  incorporation or organization)         File Number)        Identification No.)


        275 W. PRINCETON DRIVE
           PRINCETON, TEXAS                                          75407
(Address of Principal Executive Offices)                          (Zip Code)

                                 (972) 736-2424
              (Registrant's telephone number, including area code)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On October 21 and 23, 1997, the registrant, HORIZON Pharmacies, Inc. ("Registrant"), closed a private placement (the "Offering") of an aggregate 465,000 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"). The Shares were sold to certain accredited investors in reliance on Rule 505 of Regulation D and to certain non-U.S. persons in reliance on Regulation S (as further described in Item 9, below) for a purchase price of $10.08 per share (the average closing price for the 15 trading days immediately preceding October 10, 1997, which is the date the parties entered into a letter of intent with regard to the private placement).

     In connection with the Offering, the Registrant paid ComVest Partners, Inc. ("ComVest") a broker's fee of 6.3% of the gross proceeds and issued to ComVest 20,000 common stock purchase warrants. Neither the Registrant or any of its affiliates, directors or officers have any material relationship with any of the investors in the private placement.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

              N/A

         (b)  PRO FORMA FINANCIAL INFORMATION.

              See attached Pro Forma Combined Condensed Balance Sheet.






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                          HORIZON PHARMACIES, INC.
                PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               JUNE 30, 1997
                               (IN THOUSANDS)


                                   ASSETS

                                                         Private
                                         Historical     Placement    Pro Forma
 Current assets:                         ----------     ---------    ---------
      Cash                                $   229        $ 4,392     $  4,621
      Accounts receivable                   2,463                       2,463
      Inventories                           3,893                       3,893
      Prepaid expenses                         41                          41
                                          -------        -------     --------
 Total current assets                       6,626          4,392       11,018
 Deferred offering costs                      345                         345
 Property and equipment, net                  813                         813
 Intangibles, net                           1,308                       1,308
 Total assets                             $ 9,092        $ 4,392     $ 13,484
                                          -------        -------     --------

                      LIABILITIES AND SHAREHOLDERS' EQUITY

 Current liabilities:
      Bank overdraft                      $   206                    $    206
      Accounts payable                      2,918                       2,918
      Accrued liabilities                     257                         257
      Notes payable                         2,105                       2,105
      Current portion of long-term
       obligations                            397                         397
                                          -------                    --------
 Total current liabilities                  5,883                       5,883
 Long-term obligations                      1,291                       1,291
 Shareholders' equity
      Common stock                             11              5           16
      Additional paid-in capital            1,760          4,387        6,147
      Retained earnings                       147                         147
                                          -------        -------     --------
 Total shareholders' equity                 1,918          4,392        6,310
                                          -------        -------     --------
 Total liabilities and shareholders'
  equity                                  $ 9,092        $ 4,392     $ 13,484
                                          -------        -------     --------

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     (c)  EXHIBITS.

          The following exhibits are filed with this report:

     Exhibit No.    Name of Exhibit
    ------------    ---------------
        99.1        Stock Purchase Agreement dated October 17, 1997 by and
                    between HORIZON Pharmacies, Inc. and the persons listed on Schedule I thereto (filed electronically herewith).

        99.2 Amendment No. 1 to Stock Purchase Agreement (filed electronically herewith).

ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

     In connection with the Offering described in Item 2, above, the Registrant sold 255,000 of the Shares in reliance on Regulation S (the "Reg S Shares") to the following investors, each of whom represented to the Registrant that it was a non-U.S. person:

                        SHARES OF COMMON       PURCHASE       PROCEEDS TO
  NAME OF PURCHASER      STOCK PURCHASED         PRICE       THE COMPANY(1)
  -----------------     ----------------       --------      --------------

 Formula Unit Trust          140,000          $1,411,200     $1,322,294.40
 Canada

 Formula Growth Fund         110,000          $1,108,800     $1,038,945.60
 Canada

 The Freedom Trust             5,000          $   50,400     $   47,224.80
 Bermuda

        Total                255,000          $2,570,400     $2,408,464.80

    -----------
    (1)  After payment of the 6.3% broker fee to ComVest.

     Neither the Registrant or any of its affiliates, directors or officers have any material relationship with any of the purchasers of Reg S Shares.

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                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   REGISTRANT:

                                   HORIZON PHARMACIES, INC.



Date: November 4, 1997             By:  /s/ Ricky D. McCord
                                        ---------------------------------
                                        Ricky D. McCord, President






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